UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2020

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2020, CymaBay released a letter to stockholders (the “Letter”), updating stockholders on several issues including progress towards closing down its clinical studies, estimated 2019 year-end cash and estimated cash burn in the first half of 2020. The audit of CymaBay’s financial statements for the year ended December 31, 2019 is ongoing and 2019 year-end cash could change from the information in the Letter.

A copy of the Letter is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02, and in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by CymaBay, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, Carl Goldfischer, M.D. and Evan Stein, M.D., Ph.D. resigned as directors of CymaBay Therapeutics, Inc., effective immediately. In addition, on January 24, 2020, Robert Booth, Ph. D. and Robert Weiland resigned as directors of CymaBay, effective immediately. In conjunction with these resignations and in order to reduce the costs of operating a larger Board of Directors, on January 27, 2020 CymaBay reduced the size of its Board of Directors to five members. CymaBay believes this reduced Board size is appropriate given its current circumstances but still permits robust, independent and effective oversight of CymaBay. CymaBay’s Board of Directors continues to reflect a diverse and independent set of individuals with broad backgrounds. Their experience as public market investors, experienced biotech CEOs, heads of scientific and clinical research, and financial experts encompasses the types of skills needed to ensure a broad shareholder perspective and to assess all opportunities for shareholder value creation at CymaBay.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above is incorporated by reference here.

Statements in this filing, including Exhibit 99.1 hereof, regarding future events, results or expectations are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding the expected actions and timing for winding down and terminating existing studies, timing and expectations regarding future interactions with the FDA, estimated 2019 year-end cash and estimated cash burn in the first half of 2020. Actual results may differ from these expectations as a result of a number of factors, including expected cash is preliminary, and subject to adjustment during the audit process, and those set forth under the caption “Risk Factors” in CymaBay’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on November 5, 2019. CymaBay undertakes no obligation to update these statements as a result of future events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter to Stockholders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	Chief Executive Officer

Dated: January 29, 2020